Exhibit 5.2

[Cummins Letterhead]

August 24, 2020

Cummins Inc.
500 Jackson Street
Box 3005
Columbus, Indiana 47202-3005

Ladies and Gentlemen:

As the Vice President, General Counsel and Corporate Secretary of Cummins Inc., an Indiana corporation (the “Company”), I have acted as counsel to the Company in connection with a Registration Statement on Form S-3 (Registration No. 333-229659), as amended (the “Registration Statement”), including the prospectus constituting a part thereof, dated February 13, 2019, and the prospectus supplement, dated August 17, 2020 (collectively, the “Prospectus”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company of $500,000,000 aggregate principal amount of the Company’s 0.750% Senior Notes due 2025 (the “2025 Notes”); $850,000,000 aggregate principal amount of the Company’s 1.500% Senior Notes due 2030 (the “2030 Notes”); and $650,000,000 aggregate principal amount of the Company’s 2.600% Senior Notes due 2050 (the “2050 Notes” and, together with the 2025 Notes and the 2030 Notes, the “Notes”) in the manner set forth in the Registration Statement and the Prospectus. The Notes have been issued under the Indenture, dated as of September 16, 2013 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, between the Company and the Trustee, establishing the terms and providing for the issuance of the 2025 Notes (the “2025 Supplemental Indenture”), by a supplemental indenture, between the Company and the Trustee, establishing the terms and providing for the issuance of the 2030 Notes (the “2030 Supplemental Indenture”) and by a supplemental indenture, between the Company and the Trustee, establishing the terms and providing for the issuance of the 2050 Notes (the “2050 Supplemental Indenture”).

As General Counsel to the Company, I have examined: (i) the Registration Statement, including the Prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture, the 2025 Supplemental Indenture, the 2030 Supplemental Indenture and the 2050 Supplemental Indenture; (iii) the Notes; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render the opinions set forth below.

In my examination of the above-referenced documents, I have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to me as originals and the conformity with the originals of all documents submitted to me as copies. I have also assumed that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization, and is duly qualified to engage in the activities contemplated by the Indenture; (ii) each of the Indenture, the 2025 Supplemental Indenture, the 2030 Supplemental Indenture and the 2050 Supplemental Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, enforceable against the Trustee in accordance with its terms; and (iii) the Notes have been duly authenticated in accordance with the Indenture.

[Signature Page to GC’s Issuance Opinion]

Cummins Inc.

August 24, 2020

Based upon and subject to the foregoing and the other matters set forth herein and having regard for such legal considerations as I deem relevant, I am of the opinion that:

1.            The Company is validly existing under the laws of the State of Indiana.

2.            The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture, the 2025 Supplemental Indenture, the 2030 Supplemental Indenture, the 2050 Supplemental Indenture and the Notes.

3.            The execution, delivery and performance by the Company of the Indenture, the 2025 Supplemental Indenture, the 2030 Supplemental Indenture, the 2050 Supplemental Indenture and the Notes has been duly authorized by all necessary corporate action on the part of the Company.

I express no opinion as to the laws of any jurisdiction other than the State of Indiana.

I hereby consent to the deemed incorporation by reference of this opinion into the Registration Statement and the Prospectus. In giving this consent, I do not admit that I am an “expert” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Sharon R. Barner
Sharon R. Barner, in her capacity as Vice President, General Counsel and Corporate Secretary of Cummins Inc.

[Signature Page to GC’s Issuance Opinion]